As filed with the Securities and Exchange Commission on August 2, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Tandem Diabetes Care, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-4327508 (I.R.S. Employer Identification Number)

11075 Roselle Street

San Diego, California 92121

(858) 366-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim D. Blickenstaff

President and Chief Executive Officer

Tandem Diabetes Care, Inc.

11075 Roselle Street

San Diego, California 92121

(858) 366-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David B. Berger, Esq. Executive Vice President, General Counsel and Secretary Tandem Diabetes Care, Inc. 11075 Roselle Street San Diego, California 92121 (858) 366-6900	Bruce Feuchter, Esq. Ryan C. Wilkins, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-224460

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Offering Price (1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	$15,000,000	$1,867.50

(1)

There are being registered hereunder such indeterminate number of shares of the registrant’s common stock, $0.001 par value per share (the “Common Stock”), as shall have an aggregate initial offering price not to exceed $15,000,000. The registrant previously registered securities at an aggregate offering price not to exceed $100,000,000 on a Registration Statement on Form S-3 (File No. 333-224460), which was filed by the registrant on April 26, 2018 and declared effective on May 9, 2018 (the “Prior Registration Statement”). As of the date hereof, the entire amount of $100,000,000 of such securities remains to be offered and sold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) an additional amount of the Common Stock having a proposed maximum aggregate offering price of $15,000,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this registration statement and the Prior Registration Statement exceed what is registered under such registration statements.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-3 (this “Rule 462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering an additional $15,000,000 in shares of the common stock, $0.001 par value per share, of Tandem Diabetes Care, Inc. (the “Company”). This Rule 462(b) Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-224460)(the “Prior Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2018, and declared effective on May 9, 2018.

Pursuant to Rule 462(b) under the Securities Act, the contents of the Prior Registration Statement, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are hereby incorporated by reference into this Rule 462(b) Registration Statement.

INDEX OF EXHIBITS

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)					X
24.1*	Power of Attorney.	S-3	333-224460	April 26, 2018

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 2, 2018.

TANDEM DIABETES CARE, INC.

By:	/s/ Kim D. Blickenstaff
Kim D. Blickenstaff
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ KIM D. BLICKENSTAFF Kim D. Blickenstaff	President, Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2018

/s/ LEIGH A. VOSSELLER Leigh A. Vosseller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 2, 2018

* Dick P. Allen	Director and Chairman of the Board	August 2, 2018

* Edward L. Cahill	Director	August 2, 2018

* Fred E. Cohen, M.D., D.Phil, F.A.C.P.	Director	August 2, 2018

* Howard E. Greene, Jr.	Director	August 2, 2018

* Douglas A. Roeder	Director	August 2, 2018

* Christopher J. Twomey	Director	August 2, 2018

*By:	/s/ KIM D. BLICKENSTAFF
Kim D. Blickenstaff
Attorney-in-Fact